   As filed with the Securities and Exchange Commission on August 25, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                               US ONCOLOGY, INC.
                 (formerly American Oncology Resources, Inc.)
            (Exact name of Registrant as specified in its charter)

          Delaware                        16825 Northchase Drive, Suite 1300                 84-1213501
(State or other jurisdiction                   Houston, Texas 77060                       (I.R.S. Employer
of incorporation or organization)      (Address of principal executive offices)           Identification No.)
                                                       (Zip Code)

                           ________________________

                       AMERICAN ONCOLOGY RESOURCES, INC.
                      1993 KEY EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plan)
                          __________________________
                               Phillip H. Watts
                                General Counsel
                               US Oncology, Inc.
                      16825 Northchase Drive, Suite 1300
                             Houston, Texas  77060
                    (Name and address of agent for service)

                                (281) 873-2674
         (Telephone number, including area code, of agent for service)
                         _____________________________
                                   Copy to:
                                Diana M. Hudson
                     Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                             Houston, Texas  77002
                                (713) 225-7100
                         _____________________________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
           TITLE OF                AMOUNT TO BE    PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE    AMOUNT OF REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED        PRICE PER SHARE(1)             OFFERING PRICE(1)                 FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share (2)        8,924,885           $10.56                          $94,269,098                 $26,207
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(2) Including an equal number of Series A Preferred Stock Purchase Rights associated with the Common Stock.
================================================================================

   INCORPORATION OF CONTENTS OF EARLIER REGISTRATION STATEMENT BY REFERENCE

     The contents of earlier registration statements, file numbers 333-786 and 333-30057, are incorporated by reference and made a part hereof.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON AUGUST 9, 1999.

                              US ONCOLOGY, INC.


                              By: /s/ L. Fred Pounds
                                  ------------------------------------------
                                  L. Fred Pounds
                                  Chief Financial Officer, Vice President of
                                  Finance and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned directors and officers of US Oncology, Inc. does hereby constitute and appoint L. Fred Pounds as the undersigned's true and lawful attorney-in-fact and agent to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable US Oncology, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        Signature                          Title                                Date
        ---------                          -----                                ----
/s/ R. Dale Ross
-------------------------------   Chairman of the Board, Chief              August 9, 1999
R. Dale Ross                      Executive Officer and Director

/s/ L. Fred Pounds
-------------------------------   Chief Financial Officer, Vice             August 9, 1999
L. Fred Pounds                    President of Finance and Treasurer

/s/ Nancy G. Brinker
-------------------------------   Director                                  August 9, 1999
Nancy G. Brinker

/s/ Russell L. Carson
-------------------------------   Director                                  August 9, 1999
Russell L. Carson


        Signature                          Title                                Date
        ---------                          -----                                ----


/s/ JOHN T. CASEY
-------------------------------   Director                                  August 9, 1999
John T. Casey

/s/ J. TAYLOR CRANDALL
-------------------------------   Director                                  August 9, 1999
J. Taylor Crandall

/s/ JAMES E. DALTON
-------------------------------   Director                                  August 9, 1999
James E. Dalton

/s/ ROBERT W. DALY
-------------------------------   Director                                  August 9, 1999
Robert W. Daly

/s/ STEPHEN E. JONES, M.D.
-------------------------------   Director                                  August 9, 1999
Stephen E. Jones, M.D.

/s/ STANLEY M. MARKS, M.D.
-------------------------------   Director                                  August 9, 1999
Stanley M. Marks, M.D.

/s/ RICHARD B. MAYOR
-------------------------------   Director                                  August 9, 1999
Richard B. Mayor

/s/ ROBERT A. ORTENZIO
-------------------------------   Director                                  August 9, 1999
Robert A. Ortenzio

/s/ BOONE POWELL, JR.
-------------------------------   Director                                  August 9, 1999
Boone Powell, Jr.

/s/ EDWARD E. ROGOFF, M.D.
-------------------------------   Director                                  August 9, 1999
Edward E. Rogoff, M.D.

/s/ BURTON S. SCHWARTZ, M.D.
-------------------------------   Director                                  August 9, 1999
Burton S. Schwartz, M.D.

                                 EXHIBIT INDEX
                                 -------------


 Exhibit No.                             Description
 -----------                             -----------
    4.1          Amended and Restated Certificate of Incorporation of the
                 Registrant - incorporated by reference from the Registrant's Form
                 8-K/A1 filed June 17, 1999.
    4.2          Amended and Restated By-Laws of the Registrant - incorporated by reference from the Registrant's Form 8-K/A1 filed June 17, 1999.
    4.3          Rights Agreement between the Registrant and American Stock
                 Transfer & Trust Company - incorporated by reference to Exhibit 4 to Form 8-A of the Registrant filed June 2, 1997.
    4.4          American Oncology Resources, Inc., 1993 Key Employee Stock Option
                 Plan, as amended.
      5          Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.
   23.1          Consent of PricewaterhouseCoopers LLP.
   23.3          Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in
                 Exhibit 5).
     24          Powers of Attorney (included on signature page of this
                 Registration Statement).
